                                                                   Exhibit 3.224

                AGENT'S STATEMENT OF CHANGE OF REGISTERED OFFICE
                   OF A SOUTH CAROLINA OR FOREIGN CORPORATION

Pursuant to Section 33-5-102 and 33-15-108 of the 1976 South Carolina Code, as amended, the undersigned registered agent submits the following information for the purpose of changing the registered office address of the following corporation in the State of South Carolina.

1.    The name of the corporation is

      EMCARE OF SOUTH CAROLINA, INC.

2.    The state of incorporation is

      SOUTH CAROLINA

3.    The date of incorporation or qualification in South Carolina is

      6/25/1999

4.    The street address of the current registered office in South Carolina is

      2019 PARK ST
      COLUMBIA, SC 29201

5.    The street address to which the registered office is to be changed is

      5000 Thurmond Mall Boulevard
      Columbia, SC 29201

6.    The name of the current registered agent is

      Corporation Service Company

7. The address of the registered office and the address of the business office of the registered agent, as changed, will be identical.

8.    The above named corporation has been notified of the change.

Dated: August 30, 2002

                                                CORPORATION SERVICE COMPANY

                                                /s/ John H. Pelletier
                                                John H. Pelletier
                                                Assistant Vice President

                             State of South Carolina
                              Department of Revenue
        301 Gervais Street, P.O. Box 125, Columbia, South Carolina 29214

May 11, 2000

                                                                File: 20232620-5

Office of Secretary of State
Capital Complex
1205 Pendleton St Suite 525
Columbia, SC 29201

SUBJECT: EMCARE OF SOUTH CAROLINA INC

Dear Mr. Miles:

Upon review, it has been determined that the charter of the above referenced corporation was erroneously cancelled on 4/19/00, and it is, therefore, respectfully requested that you reinstate the charter of said corporation.

Yours Truly,

SC Department of Revenue
Office Services Division

/s/ Sue Strickland
Sue Strickland
Corporate Section
(803) 898-5705

ITDC14
(Revised 01-96)

cc: EMCARE OF SOUTH CAROLINA INC
1717 MAIN ST., STE. 5200
DALLAS, TX 75201

                               DEPARTMENT OF STATE
                            COLUMBIA, SOUTH CAROLINA

                    DECLARATION OF DISSOLUTION BY FORFEITURE

                                         Date of Dissolution APR 19, 2000

   EMCARE OF SOUTH CAROLINA INC                                       20232620-5
   1717 MAIN ST STE 5200
   DALLAS, TX 75201

      Whereas, Section 33-14-200, of the 1976 Code of Laws of S.C., as amended, provides for the dissolution of a corporation by forfeiture if the corporation has failed to:

      (1) File its annual report on or before the date on which such report is due, or

      (2) Pay its franchise tax or income tax on or before the date on which such tax is due and payable, or

      (3)   Appoint and maintain a registered agent in this State, or

      (4) Notify the office of The Secretary of State of a change in its registered agent or registered office, or

      (5) The corporation's period of duration stated in its Articles of Incorporation expires.

      AND WHEREAS, IT APPEARS FROM THE RECORDS IN THIS OFFICE, AFTER DUE NOTICE, THAT THE ABOVE NAMED CORPORATION HAS FAILED TO MEET REQUIREMENTS OF NOS. 1 AND/OR 2 ABOVE SET FORTH.

      NOW THEREFORE, UNDER THE AUTHORITY OF SAID ACT, THE CHARTER IS HEREBY DECLARED FORFEITED AND DISSOLVED THIS DATE.

      Inquiries concerning this administrative dissolution should be directed to the SC Department of Revenue, Corporate Section, Columbia, SC 29214-0100.

                                                      /s/ Jim Miles
                                                      --------------------------
                                                      Jim Miles
                                                      Secretary of State

                            ARTICLES OF INCORPORATION

                                       OF

                         EMCARE OF SOUTH CAROLINA, INC.

            The undersigned, an individual, does hereby act as incorporator in adopting the following Articles of Incorporation for the purpose of organizing a corporation for profit, pursuant to the provisions of the South Carolina Business Corporation Act of 1988.

            FIRST: The corporate name for the corporation (hereinafter called the "corporation") is EmCare of South Carolina, Inc.

            SECOND: The number of shares the corporation is authorized to issue is 1000, all of which are of a par value of $0.01 dollars each and are of the same class and are to be Common shares.

            THIRD: The street address of the initial registered office of the corporation in the State of South Carolina is 2019 Park Street, Columbia, South Carolina 29201.

            The name of the initial registered agent of the corporation at the said registered office is Corporation Service Company.

            FOURTH: The name and the address of the incorporator are:

         NAME                                              ADDRESS
         ----                                              -------
David W. Singley, Jr.                           1717 Main Street, Suite 5200,
                                                Dallas, TX 75201

            FIFTH: The purposes for which the corporation is organized are as follows: To manage emergency room services.

            SIXTH: The corporation elects not to have preemptive rights.

            SEVENTH: The corporation shall, to the fullest extent permitted by the provisions of the South Carolina Business Corporation Act of 1988, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

            EIGHTH: Whenever any provision of the South Carolina Business Corporation Act of 1988 shall otherwise require for the approval of any specified corporate action the authorization of at least two-thirds of the votes entitled to be cast thereon, any such corporate action shall be approved by at least a majority of the votes entitled to be cast thereon, and whenever the corporation shall have one or more voting groups which are denied voting power under the Articles of Incorporation, but the authorization of at least two-thirds of the votes entitled to be cast thereon within each such voting group entitled to vote thereon as a separate voting group is otherwise required for the approval of any specified corporate action under the South Carolina Business Corporation Act of 1988, any such corporate action shall be approved by each such voting group by at least a majority of the votes entitled to be cast by that voting group. The provisions of this Article shall be subject to the minimum voting requirements prescribed by the provisions of Sections 33-7-250 and 33-7-260 of the South Carolina Business Corporation Act of 1988.

            NINTH: Shareholders shall not have a right to cumulate their votes for directors.

            TENTH: The duration of the corporation shall be perpetual.

            ELEVENTH: The signature of the incorporator is set forth hereinafter.

Signed on June 23, 1999.

                                         /s/ David W. Singley, Jr.
                                        -------------------------
                                        David W. Singley, Jr., Incorporator